Commission File No. 000-26369


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 6, 2003
 ...............................................................................
                Date of Report (Date of earliest event reported)


                         Reality Wireless Networks, Inc.
.................................................................................
             (Exact name of registrant as specified in its charter)

           Nevada                                            88-0422026
  ..............................  ..................    ......................
  (State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)              File Number)       Identification No.)


      120 W. Campbell Ave., to Suite E, Campbell, California       95008
.................................................................................
               (Address of principal executive offices)          (Zip Code)

                                 (408) 379-3822
 ...............................................................................
               Registrant's telephone number, including area code






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On June 3, 2003, Reality Wireless Networks, Inc. ("Reality") and DONOBi, Inc. ("DONOBi") entered into a share exchange agreement (the "Share Exchange Agreement"). Pursuant to the Share Exchange Agreement, which is expected to close on July 31, 2003, shareholders of DONOBi shall receive approximately 47.3 million shares of newly issued common stock of Reality, the equivalent of eighty percent (80%) of the issued and outstanding stock of Reality, in exchange for all of the issued and outstanding stock of DONOBi.

A copy of the Share Exchange Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of Exhibit 2.1.

Reality issued a press release on June 3, 2003, concerning the Share Exchange Agreement, a copy of which is set forth as Exhibit 99.1 to this Current Report on Form 8-K, and which is incorporated herein by reference with respect to the matters described therein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibits are filed as part of this report:

     2.1 Share Exchange Agreement between Reality Wireless Networks, Inc., and DONOBi, Inc.

     99.1 Press Release issued June 3, 2003, to announce the Share Exchange Agreement.




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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Reality Wireless Networks, Inc.
                                                     (Name of Registrant)


Date:  June 6, 2003                              /s/ Victor Romero
                                                 -------------------------------
                                                 By: Victor Romero
                                                 Its: President






                                INDEX TO EXHIBITS

Exhibit
Number         Description
------         -----------

2.1 Share Exchange Agreement between Reality Wireless Networks, Inc., and DONOBi, Inc.

99.1           Press Release issued June 3, 2003, to announce the Share
               Exchange Agreement.



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